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                             CERTIFICATE OF AMENDMENT
                                         TO
                             CERTIFICATE OF FORMATION
                                         OF
                            SHAMROCK LOGISTICS GP, LLC

                This Certificate of Amendment to the Certificate of Formation of Shamrock Logistics GP, LLC (the "COMPANY") is executed and filed pursuant to the provisions of Section 18-202 of the Delaware Limited Liability Company Act. The undersigned DOES HEREBY CERTIFY as follows:

         1. The name of the limited liability company is Shamrock Logistics GP, LLC.

         2.     The Certificate of Formation of the Company is hereby amending
Article 1 to reflect the name change of the Company to Valero GP, LLC from Shamrock Logistics GP, LLC.

                IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation as of the 31st day of December, 2001.




                                     By:    /s/ Todd Walker
                                     Name:  Todd Walker
                                     Title: Corporate Secretary